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                                                                   EXHIBIT 10.60

                      FAIR, ISAAC AND COMPANY, INCORPORATED

           TERMS AND CONDITIONS OF NONSTATUTORY STOCK OPTION AGREEMENT

                            EFFECTIVE OCTOBER 7, 2002

               These are the terms and conditions applicable to the NONSTATUTORY STOCK OPTION granted by Fair, Isaac and Company, Incorporated, a Delaware corporation ("Fair, Isaac"), to you, the optionee listed on the Notice of Grant of Stock Option attached hereto as the cover page (the "Cover Page"), effective as of the date of grant. The Cover Page together with these Terms and Conditions of Nonstatutory Stock Option Agreement constitute the Nonstatutory Stock Option Agreement (the "Option Agreement"). This Option is granted pursuant to the terms of Fair, Isaac's 1992 Long-Term Incentive Plan (the "Plan").

NONSTATUTORY                       This Option is not intended to qualify as an
                                   incentive stock option under Section 422 of the Internal Revenue Code.

VESTING Your Option vests and will be exercisable on the Vesting Dates, as shown on the Cover Page. In addition, your entire Option vests and will be exercisable in full in the event that:

                                   - your service as an employee or director of
                                     Fair, Isaac (or any subsidiary) terminates because of your Disability or death, or

                                   - any written employment agreement (other
                                     than an option agreement) between you and Fair, Isaac provides for acceleration of this Option upon a change in control of Fair, Isaac or upon any other specified event or combination of events.

                                   No additional shares become exercisable after your employment or service with Fair, Isaac has terminated for any reason.

EXERCISE PERIOD                    The right to purchase shares under this
                                   Option Agreement terminates at 3:00 p.m.
                                   Pacific Time on the earliest of

                                    - the Expiration Date shown on the Cover
                                      Page; or

                                    - the 90th day after the termination date
                                      of your service as an employee, director, consultant or advisor of Fair, Isaac (or any subsidiary), except if your termination results from Retirement, Disability or death; or

                                    - the anniversary date of your Retirement
                                      as an employee or director of Fair, Isaac
                                      (or any subsidiary); or


                                    - the anniversary date of the commencement
                                      of your Disability, if you become disabled while an employee, director, consultant or advisor of Fair, Isaac (or any subsidiary) or

                                    - the anniversary date of your death, if
                                      you die while an employee or director of Fair, Isaac (or any subsidiary).


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LEAVES OF
ABSENCE For purposes of this Option, your service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by Fair, Isaac in writing.

                                   Unless you return to active work upon
                                   termination of your approved leave, your service will be treated as terminating on the later of 90 days after you went on leave or the date that your right to return to active work is guaranteed by law or by a contract.. Fair, Isaac will determine which leaves count for this purpose.

RESTRICTIONS
ON EXERCISE                        You may not exercise this Option if the
                                   issuance of shares at that time would violate any law or regulation, as determined by Fair, Isaac. Moreover, you cannot exercise this Option unless you have returned a signed copy of the Option Agreement to Fair, Isaac.

NOTICE OF
EXERCISE If you do not exercise this option through an automated electronic exercise vehicle approved by Fair, Isaac, then you must notify Fair, Isaac of your intent to exercise this Option by completing the appropriate Notice of Exercise form before your right to purchase shares under this Option Agreement terminates. If you send your Notice Of Exercise by facsimile transmission, it will be effective only if it is promptly confirmed by filing a form with an original signature.

                                   The Notice of Exercise must specify how many shares you wish to purchase and must specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship).

                                   If someone else wants to exercise this Option after your death, that person must prove to Fair, Isaac's satisfaction that he or she is entitled to do so.

FORM OF
PAYMENT When you submit your Notice of Exercise, you must include payment of the exercise price shown on the Cover Page for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms, as approved by Fair, Isaac in its sole discretion:

                                    - Your personal check, a cashier's check
                                      or a money order;

                                    - Irrevocable directions to a securities
                                      broker approved by Fair, Isaac to sell
                                      shares underlying this Option and to
                                      deliver all or a portion of the sale
                                      proceeds to Fair, Isaac in payment of the exercise price and the balance of the sale proceeds to you; all pursuant to a special "Notice of Exercise" form provided by Fair, Isaac; or

                                    - Certificates for shares of Fair, Isaac
                                      common stock that you have owned for at
                                      least 12 months, along with any forms
                                      needed to effect a transfer of those
                                      shares to Fair, Isaac with the value of
                                      the shares, determined as of the effective date of the exercise of this Option, applied to the exercise price.


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WITHHOLDING
TAXES You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding taxes that may be due as a result of the exercise of this Option. These arrangements must be satisfactory to Fair, Isaac. You may direct Fair, Isaac to withhold shares with a market value equal to the withholding taxes due from the shares to be issued as a result of your exercise of this Option.

RESTRICTIONS
ON RESALE                          By signing the Option Agreement, you agree
                                   not to sell any shares at a time when
                                   applicable laws or Fair, Isaac policies
                                   prohibit a sale.

TRANSFER OF
OPTION Prior to your death, only you or a permitted assignee as defined herein may exercise this Option (unless this Option or a portion thereof has been transferred to your former spouse by a domestic relations order by a court of competent jurisdiction). You may transfer this Option or a portion of this Option by gift to members of your immediate family, a partnership consisting solely of you and/or members of your immediate family, or to a trust established for the benefit of you and/or members of your immediate family (including a charitable remainder trust whose income beneficiaries consist solely of such persons). For purposes of the foregoing, "immediate family" means your spouse, children or grandchildren, including step-children or step-grandchildren. Any of these persons is a "permitted assignee." However, such transfer shall not be effective until you have delivered to Fair, Isaac notice of such transfer. You cannot transfer, pledge, hypothecate, assign or otherwise dispose of this Option, including using this Option as security for a loan. Any attempts to do any of these things contrary to the provisions of this Option, and the levy of any attachment or similar process upon this Option, shall be null and void. You may, however, dispose of this Option in your will or by a written beneficiary designation. Such a designation must be filed with Fair, Isaac on the proper form.

RETENTION
RIGHTS Neither your Option nor the terms of this Option Agreement give you the right to continue as an employee or director of Fair, Isaac (or any subsidiaries) in any capacity. Fair, Isaac (and any subsidiaries) reserve the right to terminate your service at any time, with or without cause, subject to the terms of any written employment agreement signed by you and Fair, Isaac.

STOCKHOLDER
RIGHTS You, or your assignees, estate, beneficiaries or heirs, have no rights as a stockholder of Fair, Isaac until a certificate for any portion of shares underlying this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS                        In the event of any adjustments to the
                                   capital stock of Fair, Isaac as described in
                                   Article 10 of the Plan, the number of shares covered by this Option and the exercise price per share may be adjusted as Fair, Isaac may determine pursuant to the Plan.


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APPLICABLE LAW                     This Agreement will be interpreted and
                                   enforced under the laws of the State of
                                   Delaware (without regard to its rules on choice of law).

OTHER
AGREEMENTS                         This Option Agreement, the Plan and any
                                   written agreement between you and Fair, Isaac
                                   (or any subsidiaries) providing for
                                   acceleration of options granted to you by Fair, Isaac upon a change in control of Fair, Isaac constitute the entire understanding between you and Fair, Isaac regarding this Option. Any other prior agreements, commitments or negotiations concerning this
                                   Option are superseded. If there is any
                                   inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern. This Agreement may be amended only in writing.

DEFINITIONS                        "Retirement" means the date that you are
                                   eligible for normal retirement or early
                                   retirement, as defined as follows:

                                    - "Normal Retirement Age" means age 65

                                    - "Early Retirement" means age 55 and
                                      completed 10 Years of Service. One Year of
                                      Service is the completion of at least
                                      1,000 hours of service during the year.

                                   "Disability" means that you are unable to engage in any substantial gainful activity by reason of a medically determinable, physical or mental impairment which can be expected to result in death or which has lasted (or can be expected to last) for a continuous period of not less than 12 months.

BY SIGNING THE COVER PAGE, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.



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